Exhibit 24.1


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gideon Mantel and Sunil Bhardwaj, or either of them, with full power to each of them to act alone, with full power of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead as a director or officer or both of Commtouch Software Ltd. (the "Registrant") to sign the registration statement relating to the Company's offer and sale of ordinary shares and any and all plan interests under the Commtouch Software Ltd. 1999 Employee Stock Purchase Plan, the Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan and the Wingra Technologies, LLC 1998 Unit Option Plan, and any and all amendments (including post-effective amendments) to the registration statement under the Securities Act of 1933 (and any amendments thereto), and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she himself or herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.



     Name                               Title                         Date
     ----                               -----                         ----


/s/GIDEON MANTEL          Chief Executive Officer and Director    July 18, 2001
----------------
Gideon Mantel                (Principal Executive Officer)

/s/SUNIL BHARDWAJ               Chief Financial Officer           July 18, 2001
-----------------
Sunil Bhardwaj               (Principal Financial Officer)

/s/DEVYANI PATEL                       Controller                 July 18, 2001
----------------
Devyani Patel                (Principal Accounting Officer)

/s/ALLAN C. BARKAT                      Director                  July 18, 2001
------------------
Allan C. Barkat

/s/THOMAS CAMP                          Director                  July 18, 2001
--------------
Thomas Camp

/s/CAROLYN CHIN                         Director                  July 18, 2001
---------------
Carolyn Chin

/s/ELTON KING                           Director                  July 18, 2001
-------------
Elton King

/s/AMIR LEV                             Director                  July 18, 2001
-----------
Amir Lev

/s/YAIR SAFRAI                          Director                  July 18, 2001
--------------
Yair Safrai

     Name                               Title                         Date
     ----                               -----                         ----


/s/NAHUM SHARFMAN                       Director                  July 18, 2001
-----------------
Nahum Sharfman

/s/RICHARD SORKIN                       Director                  July 18, 2001
-----------------
Richard Sorkin






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